SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 2003

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission file Number)	(IRS Employer ID Number)

8540 Colonnade Center Drive, Suite 501, Raleigh, North Carolina 27615
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code(919) 862-1000

Item 5. Other Events and Regulation FD Disclosure

On November 25, 2003, Salix Pharmaceuticals, Ltd. (the “Registrant”) issued a press release announcing that the Registrant has submitted an amendment to its New Drug Application (NDA) for Rifaximin to the U.S. Food and Drug Administration (FDA) in response to the FDA approvable letter of October 25, 2002. A copy of this press release is attached.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Press release dated November 25, 2003, announcing that the Registrant has submitted an amendment to its NDA for Rifaximin to the FDA in response to the FDA approvable letter of October 25, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2003	SALIX PHARMACEUTICALS, LTD. By: /s/ Adam C. Derbyshire Adam C. Derbyshire Senior Vice President and Chief Financial Officer